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                                                                    EXHIBIT 99.1

INDEPENDENT AUDITORS' REPORT

To the Directors of
EMS TECHNOLOGIES CANADA, LTD.

We have audited the consolidated balance sheets of EMS TECHNOLOGIES CANADA, LTD. as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of EMS Technologies Canada, Ltd. as of December 31, 2002 and 2001, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The Corporation changed its method of accounting for derivative instruments and hedging activities in 2001, as described in note 2.

Since the accompanying consolidated financial statements have not been prepared in accordance with generally accepted accounting principles in Canada, they may not satisfy the reporting requirements of Canadian statutes and regulations.

                                              Ernst & Young LLP
                                              Chartered Accountants

Ottawa, Canada,
February 20, 2003